REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of the 2nd day of April, 2008, by and among Purple Beverage Company, Inc., a Nevada corporation (the “Company”), and the individuals and entities who have executed this Agreement and are identified on the signature page hereto (each, a “Holder,” and collectively, the “Holders”).

Recitals

WHEREAS, in connection with the Amendments to the Subscription Agreement and the Common Stock Purchase Warrants by and between the Company and the Holders (collectively, the “Amendments”), the Holders have requested, and the Company has conditionally agreed to grant, registration rights in respect of certain shares of the Company’s Common Stock, as set forth hereinbelow, and to provide for a modification of the liquidated damages provisions contained in one of the agreements so amended;

NOW, THEREFORE, the parties agree as follows:

Agreement

1. Registration Rights. The Company covenants and agrees as follows:

1.1 Definitions. For purposes of this Section 1:

(a) The term “1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(b) The term “Common Stock” means the common stock, par value $0.001, of the Company.

(c) The term “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(d) The term “Filing Deadline” has the meaning set forth in Section 1.3(a) herein.

(e) The term “Effectiveness Deadline” means June 30, 2008 (which date is 90 days following the date of this Agreement).

(f) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such registration statement or document.

(g) The term “Registrable Securities” means (i) the Amended Warrant Price Shares (as defined in Section 1.3(b), below) (as subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations after the date hereof (collectively, a “Recapitalization”)) and (ii) any Common Stock issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of the shares referenced in (i) above, excluding in all cases, however, any Registrable Securities that have been sold by a person publicly, pursuant to the provisions of Rule 144 without volume or further transfer restrictions, or pursuant to a registration statement under the 1933 Act covering such Registrable Securities that has been declared effective by the SEC.

(h) The term “SEC” means the Securities and Exchange Commission or any successor thereto.

1.2 Reserved.

1.3 Mandatory Registration – Amended Warrant Price Shares; Liquidated Damages.

(a) The Company shall file with the SEC a registration statement on Form SB-2 (or, if Form SB-2 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Registrable Securities), registering all of the Registrable Securities for resale not later than May 2, 2008 (which date is 30 days following the date of this Agreement; the “Filing Deadline”). If Form SB-2 is not available at that time, then the Company will file a registration statement on such form as is then available to effect a registration of all of the Registrable Securities.

(b) The registration rights granted herein (i) are limited to those Holders (individually, a “Qualifying Holder”; collectively, the “Qualifying Holders”) who, during the Amendment Exercise Period (as that term is defined in the Amendments), exercise some or all of the Common Stock Purchase Warrants granted to them effective December 12, 2007 (a Qualifying Holder’s “2007 Warrant”; the Qualifying Holders’ “2007 Warrants”), and (ii) apply only to the shares of the Company’s common stock issuable to such Qualifying Holders during the Amendment Exercise Period as a result of the exercise of up to fifty percent of the 2007 Warrants (the “Amended Warrant Price Shares”).

(c) The liquidated damages provisions contained herein shall amend and supersede in full Section 11.2 of the Subscription Agreement entered into between the Company and the Holder as of December 12, 2007 (the “Subscription Agreement”), solely in respect of the Registrable Securities. If a registration statement covering the Registrable Securities is not filed with the SEC on or prior to the Filing Deadline, the Company will make pro rata payments to each Qualifying Holder, as liquidated damages and not as a penalty, in an amount equal to 1.5% of the aggregate amount paid by such Qualifying Holder for the Amended Warrant Price Shares (for which, the parties hereto acknowledge and agree, the per-share exercise price is $1.25) for each 30-day period or pro rata for any portion thereof following the Filing Deadline for which no registration statement was filed with respect to the Registrable Securities. For clarity, none of the Amended Warrant Price Shares shall be subject to any of the time-based contractual limitations contained in Section 4(o) of the Subscription Agreement after June 12, 2008.

If such registration statement is not declared effective by the SEC on or prior to the Effectiveness Deadline, the Company will make pro rata payments to each Qualifying Holder, as liquidated damages and not as a penalty, in an amount equal to 1.5% of the aggregate amount paid by such Qualifying Holder for the Amended Warrant Price Shares (for which, the parties hereto acknowledge and agree, the per-share exercise price is $1.25) for each 30-day period or pro rata for any portion thereof following the Effectiveness Deadline. From and after the sooner of the effective date of the Registration Statement or the Effectiveness Deadline and subject to compliance by the Qualifying Holder with all Federal and state securities laws, Registrable Securities may be sold without regard to and without being subject to the Subscriber Lockup described in Section 4(o) of the Subscription Agreement.

Such payments shall be in partial compensation to the Qualifying Holders, and shall not constitute such Qualifying Holders’ exclusive remedy for such events. Such payments shall be made to each such Qualifying Holder in cash. Liquidated damages for failure to file a registration statement on or prior to the Filing Deadline shall be paid within ten days after the Effectiveness Deadline (unless such registration statement shall have been declared effective by the SEC on or prior to the Effectiveness Deadline, in which event all such liquidated damages payments for which the Company would otherwise have been liable for its failure to file such registration statement on or prior to the Filing Deadline shall be deemed automatically waived). Liquidated damages for failure to have such registration statement declared effective on or prior to the Effectiveness Deadline shall be paid within ten days after each 30-day period or shorter period for which such liquidated damages are payable, except for the first period, for which payment shall be due 30 days after the Effectiveness Deadline. Liquidated damages shall not continue to accrue or be payable from and after December 12, 2008 (twelve months following the date of the Subscription Agreement). Notwithstanding anything to the contrary herein, the Company shall be liable to make only one such series of pro rata payments for any period wherein it is liable both for a failure to file a registration statement on or prior to the Filing Deadline and for a failure to have such registration statement declared effective on or prior to the Effectiveness Deadline.

1.4 Mandatory Registration – Private Placement Five Percent Shares.

The Company shall include in the registration statement referenced in Section 1.3 all of the shares of Common Stock held of record by the Qualifying Holders that were issued to them by the Company on or about December 12, 2007, pursuant to the Subscription Agreement and that were subject to the five percent disposition limitations set forth in Section 4(o) of the Subscription Agreement (herein the “Private Placement Five Percent Shares”). None of the liquidated damages referenced in this Agreement applies to the Private Placement Five Percent Shares. Any liquidated damages in respect of the Private Placement Five Percent Shares shall be calculated and paid in accordance with the terms of Section 11.2 of the Subscription Agreement. Further, the inclusion of the Private Placement Five Percent Shares in such registration statement and its declaration of effectiveness shall not affect the five percent disposition limitations set forth in Section 4(o) of such Subscription Agreement.

1.5 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities and any Private Placement Five Percent Shares (collectively, the “To-Be-Registered Securities”), the Company, at its expense, shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such To-Be-Registered Securities and use its reasonable best efforts to cause such registration statement to become effective and, subject to the proviso in this Section 1.5(a), keep such registration statement effective until December 12, 2008; provided, however, that applicable rules under the 1933 Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (i) includes any prospectus required by Section 10(a)(3) of the 1933 Act, or (ii) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (i) and (ii) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus provided by Company in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.

(c) Furnish to the Qualifying Holders such numbers of copies of a prospectus in conformity with the requirements of the 1933 Act, and such other documents as such Qualifying Holders may reasonably request from time to time in order to facilitate the disposition of the To-Be-Registered Securities owned by them.

(d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Qualifying Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already required to qualify to do business or subject to service in such jurisdiction and except as may be required by the 1933 Act.

(e) Reserved.

(f) Promptly notify each Qualifying Holder of To-Be-Registered Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of a Qualifying Holder, prepare and furnish to such Qualifying Holder a reasonable number of supplements to, or amendment of, such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such share, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing.

(g) Use its reasonable best efforts to cause all such To-Be-Registered Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(h) Provide a transfer agent and registrar for all To-Be-Registered Securities registered pursuant hereunder and a CUSIP number for all such To-Be-Registered Securities, in each case not later than the effective date of such registration statement.

(i) Reserved.

(j) Make available to each Qualifying Holder participating in such registration, upon the request of such Qualifying Holder a copy of all documents filed with and all correspondence from or to the SEC in connection with any such offering other than non-substantive cover letters and the like.

(k) Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and timely make available to its security holders an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act.

1.6 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action with respect to the To-Be-Registered Securities of any selling Qualifying Holder that such Qualifying Holder shall furnish to the Company such information regarding itself, its affiliates, the To-Be-Registered Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Qualifying Holder’s To-Be-Registered Securities, provided such information is timely requested by the Company.

1.7 Expenses of Company Registration. The Company shall bear and pay all expenses incurred by it in connection with any registration, filing, or qualification of To-Be-Registered Securities with respect to the registrations pursuant to Sections 1.3 and 1.4 for the Qualifying Holders and compliance with the terms hereof, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of counsel for the Company, but excluding underwriting discounts and commissions relating to the To-Be-Registered Securities.

1.8 Reserved.

1.9 Delay of Registration. The Qualifying Holders shall not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.10 Indemnification. In respect of the To-Be-Registered Securities to be included in a registration statement under this Section 1:

(a) To the extent permitted by law, the Company will indemnify and hold harmless the Qualifying Holders, each officer and director of the Qualifying Holders, any underwriter (as defined in the 1933 Act) of the Qualifying Holders and each person, if any, who controls the Qualifying Holders or underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law; and the Company will pay to the Qualifying Holders, underwriter or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.10(a) shall not apply to (1) a Qualifying Holder if he is either an officer or director of the Company at the time of the statement, omission, or violation (a “Management Qualifying Holder”) unless such Management Qualifying Holder has sold To-Be-Registered Securities included in the registration statement, (2) amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), or (3) any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by a Qualifying Holder (including each officer and director of such Qualifying Holder), underwriter or controlling person.

(b) To the extent permitted by law, the selling Qualifying Holders will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, any underwriter and any controlling person of any such underwriter, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the 1933 Act, the 1934 Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Qualifying Holders, or by an officer or director of the Qualifying Holders expressly for use in connection with such registration; and the Holders will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 1.10(b) in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Qualifying Holder, which consent shall not be unreasonably withheld; provided, further, that in no event shall any indemnity under this Section 1.10(b) exceed the gross proceeds from the offering received by the Qualifying Holders, net of underwriters’ commissions and discounts.

(c) Promptly after obtaining actual knowledge of any third party claim or action as to which it may seek indemnification under this Section 1.10, an indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, if, and to the extent that, such failure is prejudicial to such indemnifying party’s ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

(d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense (including, without limitation, legal and other expenses incurred by such indemnified party in investigating or defending any such action or claim) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this Section 1.10, the Qualifying Holders shall not be required to contribute any amount or make any other payments under this Agreement which in the aggregate exceed the net proceeds received by the Qualifying Holders from the offering covered by the applicable registration statement.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Qualifying Holders under this Section 1.10 shall survive the completion of any offering of the To-Be-Registered Securities in a registration statement under this Section 1, and otherwise.

2. Miscellaneous.

2.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of the To-Be-Registered Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

2.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.

2.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

2.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

2.5 Notices. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or by telex or confirmed facsimile, or one delivery day after deposit with a recognized overnight express delivery service or courier (for FedEx Express Overnight or equivalent delivery to and from an address within the United States of America) or three delivery days after deposit with a recognized overnight express delivery service or courier (for FedEx Express International Priority or equivalent delivery to and from an address outside the United States of America), and addressed to the party to be notified at the address indicated for such party below, or at such other address as such party may designate by ten days’ advance written notice to the other party:

(a)	If to the Company:

Purple Beverage Company, Inc.
Attention: Chief Executive Officer
450 E. Las Olas Blvd #830
Ft. Lauderdale, Florida 33301
Fax number: 954-462-8758

with a copy to:
(which shall not constitute notice)

Bryan Cave LLP
Attention: Randolf W. Katz
2020 Main Street, Suite 600
Irvine, California 92614-8226
Fax number: 949-223-7100

(b)	If to a Holder:

See signature page to this Agreement

with a copy to:
(which shall not constitute notice)

Grushko & Mittman, P.C.
Attention: Edward M. Grushko
551 Fifth Avenue, Suite 1601
New York, New York 10176
Fax number: 212-697-3575

or to such other person or address as any party shall specify by notice in writing to each of the other parties. All such notices, requests, demands, waivers, and communications shall be deemed to have been received on the date of delivery if the date of transmission is electronically endorsed automatically on the media or evidenced by courier service documentation. If notice is mailed or transmitted in a manner in which date of delivery cannot be ascertained from the media used or courier service records, notice shall be deemed given on the fifth business day after the mailing or other transmission or delivery thereof. A notice of a change of address shall be effective only upon receipt.

2.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

2.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Qualifying Holders of the To-Be-Registered Securities then outstanding. Any amendment or waiver effected in accordance with this Section 2.7 shall be binding upon each holder of any To-Be-Registered Securities then outstanding and the Company; provided that, without the consent of the Company and all Qualifying Holders of To-Be-Registered Securities then outstanding, no amendment to this Agreement may be made that (i) modifies this Section 2.7, or (ii) would affect the Qualifying Holders of the To-Be-Registered Securities in a disproportionate manner (other than any disproportionate results that are due to a difference in the relative stock ownership in the Company).

2.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

2.9 Aggregation of Stock. All shares of To-Be-Registered Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

2.10 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties regarding the matters set forth herein. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the successors, assigns, heirs, executors, and administrators of the parties hereto.

2.11 Further Assurances. At any time, and from time to time, each party will execute such additional instruments and take such action as may be reasonably requested by any other party to carry out the intent and purposes of this Agreement.

2.12 Arbitration. Any dispute, controversy, or claim arising out of or relating to this Agreement or the To-Be-Registered Securities will be resolved by binding arbitration before a retired judge at JAMS in New York City, New York. Any interim or final arbitration award by be enforced by any court of competent jurisdiction.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

PURPLE BEVERAGE COMPANY, INC.

By:

Name:	Theodore Farnsworth

Title:	Chief Executive Officer

HOLDERS:

[name]	[street]

[city, state, postal code, country]

[facsimile number]

[name]	[street]

[city, state, postal code, country]

[facsimile number]